Exhibit 4.1

ADDITIONAL ISSUANCE AGREEMENT

This Additional Issuance Agreement (“Amendment”), dated ___________, 2006, is made pursuant to that certain Securities Purchase Agreement, dated as of February 27, 2006 (“Purchase Agreement”), by and between Unity Wireless Corporation (the “Company”) and ________________ (a “New Purchaser”) for the purchase of the Company’s 8% Senior Secured Convertible Debenture due February 28, 2009 (the “Debenture”) and the Common Stock Purchase Warrants issued in connection therewith (the “Warrant”).  Capitalized terms used and not otherwise defined herein that are defined in the Purchase Agreement shall have the meanings given such terms in the Purchase Agreement.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.

Issuance of Additional Debentures and Warrants.  The Company hereby agrees to issue against payment to each New Purchaser (a) a debenture of the Company with a principal amount of $______ which debenture shall be in the form of, and on the same terms and conditions as, the Debentures, as amended pursuant to that certain consent, waiver and amendment agreement of even date herewith by and among the Company and the Purchasers (the “Amendment Agreement”), except that the maturity date of such Debentures shall be _____________, 2009 (each, an “Additional Debenture” and, collectively, the “Additional Debentures”) and (b) a warrant to purchase up to ______ shares of Common Stock, which warrant shall be in the form of, and on the same terms and conditions as, the Warrants, as amended pursuant to the Amendment Agreement, except that such warrants shall expire on ____________, 2011 (the “Additional Warrants”).  The total purchase price to each New Purchaser for the purchase of the Additional Debenture and the Additional Warrants is $_____ (the “New Subscription Amount”).  Within 3 Trading Days of the date hereof, the Company shall deliver to each New Purchaser the Additional Debenture, Additional Warrants and opinion of counsel required pursuant to Section 5 and each New Purchaser shall wire the New Subscription Amount to the wire instructions attached hereto as Annex A.

2.

Documents.  The rights and obligations of each New Purchaser and of the Company with respect to the Additional Debentures, the Additional Warrants and the shares of Common Stock issuable under the Additional Debentures, Additional Warrants (the “Additional Underlying Shares”), the Security Agreement and the Registration Rights Agreement  shall be identical in all respects to the rights and obligations of such New Purchaser and of the Company with respect to the Debentures, the Warrants and the Underlying Shares issued and issuable pursuant to the Purchase Agreement.  Any rights of a New Purchaser or covenants of the Company which are dependant on such New Purchaser holding securities of the Company or which are determined in magnitude by such New Purchaser’s purchase of securities pursuant to the Purchase Agreement shall be deemed to include any securities purchased or issuable hereunder. The Purchase Agreement is hereby amended so that the term “Debentures” includes the Additional Debentures issued hereunder and “Underlying Shares” includes the Additional Underlying Shares.  The Registration Rights Agreement entered into in connection with the Purchase Agreement is hereby amended so that the term “Registrable Securities” includes in the calculation thereof the Additional Underlying Shares.  The Security Agreement is hereby amended so that the term “Debentures” includes the Additional Debentures.

3.

Condition Precedent to the Closing of the Agreement.  It shall be condition precedent to the closing and effectiveness of the Agreement that the Purchasers shall have executed and delivered that certain Amendment Agreement and the Purchasers, the New Purchasers and other creditors of the Company signatory thereto  shall have executed the intercreditor agreement, in the form of Exhibit A attached hereto.  In addition, the Company shall cause each of its Subsidiaries to execute and deliver each New Purchaser a Subsidiary Guarantee with respect to the New Debentures.

4.

Representations and Warranties of the Company.  Except as set forth on the corresponding section of the disclosure schedules delivered to the New Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to each New Purchaser:

(a)

Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

No Conflicts.  The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien (except as contemplated by the Security Documents) upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(c)

Issuance of the Additional Debentures.  The Additional Debentures and Additional Warrants are duly authorized and, upon the execution of this Agreement by a New Purchaser, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Additional Underlying Shares, when issued in accordance with the terms of the Additional Debentures and Additional Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Additional Underlying Shares at least equal to the Required Minimum on the date hereof.

(d)

Equal Consideration.  Except as set forth in this Agreement, no consideration has been offered or paid to any person to amend or consent to a waiver, modification, forbearance or otherwise of any provision of any of the Transaction Documents.

(e)

Affirmation of Prior Representations and Warranties.  The Company hereby represents and warrants to each New Purchaser that the Company’s representations and warranties listed in Section 3.1 of the Purchase Agreement are true and correct as of the date hereof.

5.

Representations and Warranties of the New Purchasers.  Each New Purchaser hereby, for itself and for no other New Purchaser, represents and warrants as of the date hereof to the Company as follows:

(a)

Authority.  The execution, delivery and performance by such New Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such New Purchaser.  This Agreement has been duly executed by such New Purchaser and, when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such New Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)

Own Account.  Such New Purchaser (i) understands that the Additional Debenture and Additional Warrants are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law, (ii) is acquiring the Additional Debenture and Additional Warrants as principal for its own account and not with a view to or for distributing or reselling such Additional Debenture or Additional Warrants or any part thereof in violation of the Securities Act or any applicable state securities law, (iii) has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and (iv) has no arrangement or understanding with any other persons regarding the distribution of such Additional Debentures and Additional Warrants (this representation and warranty not limiting such New Purchaser’s right to sell the Additional Underlying Shares pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such New Purchaser is acquiring the Additional Debenture and Additional Warrants hereunder in the ordinary course of its business. Such New Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Additional Debentures, Additional Warrants or Additional Underlying Shares.

(c)

Purchaser Status.  Such New Purchaser is an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.  Such New Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)

General Solicitation.  Such New Purchaser is not purchasing the Additional Debentures or Additional Warrants as a result of any advertisement, article, notice or other communication regarding the Additional Debentures or Additional Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)

Affirmation of Prior Representations and Warranties.  Such New Purchaser hereby represents and warrants to the Company that its representations and warranties listed in Section 3.2 of the Purchase Agreement are true and correct as of the date hereof.

6.

Delivery of Opinion.  Concurrently herewith, the Company shall deliver to the New Purchasers an opinion of outside counsel regarding this Agreement and the issuance of the Additional Debentures and Additional Warrants in form and substance reasonably acceptable to the New Purchasers.

7.

Public Disclosure.  The Company shall, on or before the 4th Trading Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to the New Purchasers, disclosing the material terms of the transactions contemplated hereby and attaching this Agreement as an exhibit thereto.  The Company shall consult with the New Purchasers in issuing any other press releases with respect to the transactions contemplated hereby.

8.

Effect on Transaction Documents.  Except as expressly set forth above, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein, including, but not limited to, any other obligations the Company may have to the New Purchasers under the Transaction Documents.  Notwithstanding the foregoing, this Agreement shall be deemed for all purposes as an amendment to any Transaction Document as required to serve the purposes hereof, and in the event of any conflict between the terms and provisions of the Debentures, the Registration Rights Agreement or any other Transaction Document, on the one hand, and the terms and provisions of this Agreement, on the other hand, the terms and provisions of this Agreement shall prevail.

9.

Expenses.  The Company agrees to pay to each New Purchaser upon demand any and all reasonable out-of-pocket costs or expenses (including, without limitation, reasonable legal fees and disbursements) incurred or sustained by such New Purchaser, in connection with the preparation of this Agreement and related matters.

10.

Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and each New Purchaser.

11.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Purchase Agreement.

12.

  Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Purchaser. The Company may not assign (except by merger) its rights or obligations hereunder without the prior written consent of all of the New Purchasers of the then-outstanding Securities.  Each New Purchaser may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

13.

Execution and Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

14.

Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the provisions of the Purchase Agreement.

15.

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

16.

Headings.  The headings in this Agreement are for convenience only, do not constitute a part of the Agreement and shall not be deemed to limit or affect any of the provisions hereof.

17.

Independent Nature of New Purchasers’ Obligations and Rights.  The obligations of each New Purchaser hereunder are several and not joint with the obligations of any other New Purchasers hereunder, and no New Purchaser shall be responsible in any way for the performance of the obligations of any other New Purchaser hereunder. Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any New Purchaser pursuant hereto, shall be deemed to constitute the New Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the New Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each New Purchaser shall be entitled to protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

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Executed as of ___________, 2006 by the undersigned duly authorized representatives of the Company and the New Purchaser:

UNITY WIRELESS CORPORATION

By: __________________________________

Name: Ilan Kenig

Title: CEO

INVESTOR:

By:  ________________________________

Name of Authorized Signatory: _________________________

Title of Authorized Signatory: __________________________

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